			Exhibit 21

SOUTH JERSEY INDUSTRIES, INC.
SUBSIDIARIES OF REGISTRANT
AS OF DECEMBER 31, 2005

	Percentage of
	Voting Securities		State of
	Owned by Parent	Relationship	Incorporation

South Jersey Industries, Inc.	Registrant	Parent	New Jersey

South Jersey Gas Company (5)	100	(1)	New Jersey

Marina Energy LLC (5)	100	(1)	New Jersey

South Jersey Energy Company (5)	100	(1)	New Jersey

South Jersey Resources Group, LLC (5)	100	(1)	Delaware

South Jersey Energy Service Plus, LLC (5)	100	(1)	New Jersey

SJ EnerTrade, Inc. (5)	100	(2)	New Jersey

Energy & Minerals, Inc. (5)	100	(1)	New Jersey

R&T Group, Inc. (5)	100	(1)	New Jersey

South Jersey Fuel, Inc. (5)	100	(3)	New Jersey

South Jersey Energy Solutions, LLC	100	(1)	New Jersey

SJI Services, LLC	100	(1)	New Jersey

AC Landfill Energy, LLC (5)	51	(4)	New Jersey

WC Landfill Energy, LLC (5)	51	(4)	New Jersey

(1) Subsidiary of South Jersey Industries, Inc.
(2) Subsidiary of South Jersey Energy Company
(3) Subsidiary of Energy & Minerals, Inc.
(4) Subsidiary of Marina Energy LLC
(5) Subsidiary included in financial statements